FOR IMMEDIATE RELEASE

CONTACT:     STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2008

Philadelphia, PA, February 4, 2009 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations, a non-GAAP measure, of $94,000, or $0.01 per common share-diluted for the first fiscal quarter of 2009 as compared to $4.5 million, or $0.24 per common share-diluted for the first fiscal quarter of 2008.  A reconciliation of the Company’s reported GAAP loss from continuing operations to adjusted income from continuing operations, a non-GAAP measure, is included as Schedule I to this release.

The Company recorded non-cash charges, net of tax, of $3.1 million for the first fiscal quarter of 2009.  These charges primarily relate to the impairment of residual interests the Company holds in some of its sponsored funds that invested in bank loans and trust preferred securities, unrealized depreciation in the value of the Company’s other sponsored funds with investments in financial institutions and a non-cash increase in the reserve for credit losses for one consolidated investment vehicle.  In conjunction therewith, the Company reported a GAAP net loss after discontinued operations of $3.2 million, or $0.18 per common share-diluted, for the first fiscal quarter of 2009 as compared to a GAAP net loss of $11.0 million, or $0.63 per common share-diluted, for the first fiscal quarter of  2008.

Jonathan Cohen, CEO and President, commented “Although this quarter saw (i) the return to profitability of our leasing company and our real estate company, (ii) the continued fundraising for new products and (iii) the lowering of our cost structure (which will become more evident next quarter), we continue to incur non-cash writedowns primarily related to our activities during 2006-2007 in leveraged loans and trust preferred securities. The pace and severity of these writedowns seems to be slowing significantly as the balance sheet of our financial fund management company shrinks.  We continue to make progress in the March 31, 2009 quarter on all aspects.”

The Company also reported:

•
Retail Capital Fundraising. During the fourth quarter of fiscal 2008, the Company launched three funds through its retail broker-dealer channel with targeted fundraising of approximately $280.0 million.  Two funds launched by LEAF Financial Corp. (“LEAF”), the Company's commercial finance subsidiary, have raised $52.0 million from August 2008 through February 3, 2009 and the third fund, launched by Resource Real Estate Holdings, Inc. (“Resource Real Estate”), has raised $20.4 million from July 2008 through February 3, 2009.

•
Distressed Real Estate Funds.  The Company, through its distressed real estate joint ventures, has closed on $71.1 million of acquisitions, including committed capital, from September 2007 through November 2008.  The Company acquired $13.2 million of these distressed assets in the first fiscal quarter of 2009 and anticipates using its retail broker-dealer channel to launch a $50.0 million fund to expand its distressed real estate operations.

•
LEAF Fund Financing Activities.  In November 2008, the Company, through LEAF Equipment Leasing Income Fund III, L.P. (“Fund III”), an unconsolidated leasing partnership managed by LEAF, entered into two financing facilities totaling $355.0 million including:  (i) a $205.0 million credit facility led by Morgan Stanley Bank that was used to acquire the assets of NetBank Business Finance in November 2007 and (ii) a five-year revolving $150.0 million credit facility that refinanced a maturing credit facility and will also fund future originations.

•
Reduced Balance Sheet Exposure.  The Company has reduced to $354,000, net of tax, its balance sheet exposure to future valuation adjustments related to investments in trust preferred securities reported as investments in unconsolidated entities and direct investments in collateralized debt obligations secured by trust preferred securities.  The Company has no exposure to valuation adjustments for residential mortgage-backed securities and has reduced its balance sheet exposure to investments in collateralized debt obligations secured by bank loans reported as securities available-for-sale to $3.4 million, net of tax.

•
Reduction of General and Administrative Expenses.  The Company instituted measures in fiscal 2008 to reduce its general and administrative expenses which it expects will result in savings of approximately $19.5 million on an annualized basis beginning in January 2009, $2.5 million more than previously reported.

•
Debt Reduction.  As of December 31, 2008, the Company reduced its total consolidated borrowings outstanding to $608.7 million from $1.05 billion at December 31, 2007, a decrease of $441.8 million (42%).  At December 31, 2008, borrowings include $213.5 million of borrowings consolidated under FIN 46-R as to which there is no recourse to the Company, $327.7 million of non-recourse revolving credit facilities and promissory notes at LEAF and $67.5 million of other debt, which includes $13.7 million of mortgage debt secured by properties owned by the Company’s subsidiaries.

•
Adjusted Revenues and Adjusted Operating Income.  For the first fiscal quarter of 2009, the Company reported adjusted revenues of $33.4 million as compared to $50.7 million for the first fiscal quarter of 2008.  For the first fiscal quarter of 2009, the Company reported adjusted operating income of $5.0 million as compared to $22.1 million for the first fiscal quarter of 2008.  Adjusted revenues and adjusted operating income, both non-GAAP measures, include $1.2 million of pre-tax fair value adjustments on investments reported under the equity method of accounting for the first fiscal quarter of 2009 as compared to $6.7 million for the first fiscal quarter of 2008.  A reconciliation of the Company’s reported GAAP revenues and operating income to adjusted revenues and adjusted operating income is included as Schedule II to this release.

Assets Under Management

The following table details the Company’s assets under management by operating segment:

At December 31,
	2008	2007
Financial fund management	$ 14.2 billion	$ 14.6 billion
Real estate	1.7 billion	1.7 billion
Commercial finance	1.6 billion	1.6 billion
	$ 17.5 billion	$ 17.9 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Book Value

As of December 31, 2008, the Company’s GAAP book value per common share was $7.99 per share.  Total stockholders’ equity was $141.2 million as of December 31, 2008 as compared to $166.9 million as of December 31, 2007.  Total common shares outstanding were 17,665,259 as of December 31, 2008 as compared to 17,431,066 as of December 31, 2007.

Other Highlights for the First Fiscal Quarter Ended December 31, 2008 and Recent Developments

®
LEAF began a public offering of up to $200.0 million of limited partnership interests in August 2008 for LEAF Equipment Finance Fund 4, L.P. (“Fund 4”), an equipment leasing partnership, and for LEAF Commercial Finance Fund (“LCFF”), a $25.0 million offering in the form of 8.25% promissory notes.  Through February 3, 2009, LEAF had raised $52.0 million for Fund 4 and LCFF.

®
Resource Real Estate, the Company’s real estate asset manager that invests in and manages real estate investment vehicles on behalf of itself and for outside investors and operates the Company’s commercial real estate debt platform, increased its assets under management to $1.7 billion at December 31, 2008, an increase of $75.0 million (5%) from December 31, 2007.  Since January 1, 2008, Resource Real Estate has acquired $119.3 million in real estate assets for its investment vehicles including four properties during the first fiscal quarter ended December 31, 2008.

®
Resource Real Estate commenced fundraising for Resource Real Estate Investors 7, L.P. (“RREI 7”), a $40.0 million offering that will invest in multifamily real estate assets.  Through February 3, 2009, Resource Real Estate had raised $20.4 million through RREI 7.  We anticipate closing this fund in late fiscal 2009.  In addition, Resource Real Estate intends to launch Resource Real Estate Opportunity Fund L.P., a real estate partnership focused on investing in discounted real estate.

®
Resource Real Estate’s wholly-owned subsidiary, Resource Residential, a multifamily and commercial property management company, completed its first full year of operations.  As of December 31, 2008, Resource Residential employed 289 property management personnel.

®
Resource Real Estate increased the apartment units it manages or whose management it supervises to 17,653 at December 31, 2008 from 14,919 at December 31, 2007.  This includes a portfolio of 50 multifamily properties representing 12,301 apartment units managed by Resource Residential.

®
The Company announced on February 2, 2009 the payment of a cash dividend in the amount of $0.07 per share on the Company’s common stock on March 13, 2009 to all holders of record at the close of business on February 13, 2009.

®
Resource Capital Corp. (NYSE: RSO), a real estate investment trust for which the Company is the external manager and a shareholder, paid a cash dividend distribution of $0.39 per common share for its fourth quarter ended December 31, 2008.

®
The Company generated $8.7 million of cash from operating activities from continuing operations as adjusted during the quarter ended December 31, 2008.  A reconciliation of net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted, a non-GAAP measure, is included as Schedule III to this release.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A copy of the prospectus relating to the offering of Fund 4 may be obtained by contacting Chadwick Securities, Inc. at (866) 323-0241.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, a reconciliation of GAAP loss from continuing operations to adjusted income from continuing operations, a reconciliation of GAAP revenue to adjusted revenue and GAAP operating income to adjusted operating income and a reconciliation of net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	September 30,
	2008	2008
	(unaudited)
ASSETS
Cash	$16,082	$14,910
Restricted cash	21,421	23,689
Receivables	2,638	2,014
Receivables from managed entities and related parties	36,769	35,674
Loans sold, not settled, at fair value	−	662
Loans held for investment, net	223,326	219,664
Investments in commercial finance - held for investment, net	239,583	182,315
Investments in commercial finance - held for sale, at fair value	103,023	110,773
Investments in real estate, net	36,961	37,972
Investment securities available-for-sale, at fair value	16,895	22,746
Investments in unconsolidated entities	17,313	18,523
Property and equipment, net	15,950	16,886
Deferred tax assets	53,956	44,467
Goodwill	7,969	7,969
Intangible assets, net	4,173	4,329
Other assets	11,989	15,764
Total assets	$808,048	$758,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$55,014	$56,309
Payables to managed entities and related parties	420	586
Borrowings	608,684	554,059
Deferred tax liabilities	1,007	1,060
Minority interests	1,701	2,610
Total liabilities	666,826	614,624

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,432,444 and 27,421,552 shares issued, respectively (including nonvested restricted stock of 466,724 and 513,386, respectively)	270	269
Additional paid-in capital	270,504	269,689
Accumulated deficit	(8,434)	(3,980)
Treasury stock, at cost; 9,300,461 and 9,312,232 shares, respectively	(101,312)	(101,440)
Accumulated other comprehensive loss	(19,806)	(20,805)
Total stockholders’ equity	141,222	143,733
	$808,048	$758,357

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2008	2007
REVENUES
Commercial finance	$15,384	$27,965
Real estate	6,890	6,472
Financial fund management	9,919	9,622
	32,193	44,059
COSTS AND EXPENSES
Commercial finance	7,449	9,381
Real estate	5,918	5,466
Financial fund management	5,728	6,614
General and administrative	4,008	3,458
Provision for credit losses	3,744	2,773
Depreciation and amortization	1,547	965
	28,394	28,657
OPERATING INCOME	3,799	15,402

OTHER (EXPENSE) INCOME
Interest expense	(8,399)	(14,677)
Minority interest income (expense), net	814	(1,091)
Loss on sales of loans	−	(18,332)
Impairment charges on investment securities available-for-sale	(4,923)	(1,017)
Other income, net	1,699	981
	(10,809)	(34,136)
Loss from continuing operations before taxes	(7,010)	(18,734)
Income tax benefit	(3,715)	(7,868)
Loss from continuing operations	(3,295)	(10,866)
Income (loss) from discontinued operations, net of tax	75	(111)
NET LOSS	$(3,220)	$(10,977)
Basic loss per common share:
Continuing operations	$(0.18)	$(0.62)
Discontinued operations	−	(0.01)
Net loss	$(0.18)	$(0.63)
Weighted average shares outstanding	17,639	17,428
Diluted loss per common share:
Continuing operations	$(0.18)	$(0.62)
Discontinued operations	−	(0.01)
Net loss	$(0.18)	$(0.63)
Weighted average shares outstanding	17,639	17,428

Dividends declared per common share	$0.07	$0.07

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,220)	$(10,977)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Impairment charges on securities available-for-sale	4,923	1,017
Depreciation and amortization	2,011	1,290
Provision for credit losses	3,744	2,773
Minority interest (income) expense	(814)	1,091
Equity in losses of unconsolidated entities	314	3,061
Distributions from unconsolidated entities	1,548	4,764
Loss on sales of loans	−	18,332
Gain on sales of investments in commercial finance assets	(233)	−
Gain on sales of assets	(3)	(301)
Deferred income tax benefit	(653)	(8,288)
Non-cash compensation on long-term incentive plans	1,208	905
Non-cash compensation issued	(4)	110
Non-cash compensation received	(103)	(97)
(Increase) decrease in commercial finance investments held for sale	(23,443)	19,546
Changes in operating assets and liabilities	(2,058)	(245)
Net cash (used in) provided by operating activities of continuing operations	(16,783)	32,981
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(127)	(3,375)
Payments received on real estate loans and real estate	126	3,695
Investments in real estate	(1,118)	(738)
Purchase of commercial finance assets held for investment	(41,942)	(28,293)
Payments received on commercial finance assets held for investment	13,881	16,202
Purchase of investments	(10,126)	(200,311)
Proceeds from sale of investments	3,419	1,957
Principal payments received on loans	2,024	−
Net cash paid for acquisitions	−	(8,022)
Increase in other assets	(3,453)	(3,842)
Net cash used in investing activities of continuing operations	(37,316)	(222,727)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	163,095	416,900
Principal payments on borrowings	(108,601)	(162,452)
Distributions paid to minority interest holders	(72)	(937)
Dividends paid	(1,234)	(1,236)
Increase (decrease) in restricted cash	2,268	(57,273)
Proceeds from issuance of stock	−	158
Purchase of treasury stock	−	(237)
Purchase of subsidiary stock held by a noncontrolling stockholder	(264)	−
Net cash provided by financing activities of continuing operations	55,192	194,923
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	79	(6)
Financing activities	−	(5)
Net cash provided by (used in) discontinued operations	79	(11)
Increase in cash	1,172	5,166
Cash at beginning of year	14,910	14,624
Cash at end of period	$16,082	$19,790

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  Management believes the presentation of these financial measures excluding the impact of certain items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,
	2008	2007
Loss from continuing operations − GAAP	$(3,295)	$(10,866)
Adjustments, net of tax:
Partnership level adjustments (1)	588	3,868
Impairment charges on CDO investments	2,065	590
Loan reserves	480	−
Loss on sales of loans	336	10,633
Severance costs	85	−
Resource Residential start-up costs	−	317
Other	(165)	−
Adjusted income from continuing operations (2)	$94	$4,542

Adjusted weighted average diluted shares outstanding (3)	18,058	18,641

Adjusted income from continuing operations per share-diluted	$0.01	$0.24

(1)	Primarily includes mark to market adjustments on investments in partnerships that the Company manages.

(2)
During the first fiscal quarter of 2009 and 2008, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments.  For comparability purposes, the Company is presenting adjusted income from continuing operations because it facilitates the evaluation of the Company without the effect of these adjustments.  Adjusted income from continuing operations should not be considered as an alternative to loss from continuing operations (computed in accordance with GAAP).  Instead, adjusted income from continuing operations should be reviewed in connection with loss from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(3)	Includes 419,000 and 1,213,000 dilutive shares not used in the calculation of loss from continuing operations per share-diluted for the three months ended December 31, 2008 and 2007, respectively.

SCHEDULE II

RECONCILIATION OF GAAP REVENUES TO ADJUSTED REVENUES AND RECONCILIATION OF GAAP
OPERATING INCOME TO ADJUSTED OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2008	2007
Revenues
Commercial finance	$15,384	$27,965
Real estate	6,890	6,472
Financial fund management	9,919	9,622
Total revenues − GAAP	32,193	44,059

Adjustments:
Fair value adjustments (1)	1,218	6,681
Adjusted revenues (1)	$33,411	$50,740

Operating income − GAAP	$3,799	$15,402

Adjustments:
Fair value adjustments (1)	1,218	6,681
Adjusted operating income (1)	$5,017	$22,083

(1)
Management of the Company views adjusted revenues and adjusted operating income as useful and appropriate supplements to revenues − GAAP and operating income − GAAP since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.  Adjusted revenues and adjusted operating income, both non-GAAP measures, include $1.2 million of pre-tax fair value adjustments on investments reported under the equity method of accounting for the first fiscal quarter of 2009 as compared to $6.7 million for the first fiscal quarter of 2008.

SCHEDULE III

RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS AS ADJUSTED
(in thousands)
(unaudited)

Net cash provided by operating activities of continuing operations as adjusted was $8.7 million for the three months ended December 31, 2008, a decrease of $5.0 million as compared to $13.7 million for the three months ended December 31, 2007.  The following reconciles net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted (in thousands):

	Three Months Ended
	December 31,
	2008	2007
Net cash (used in) provided by operating activities of continuing operations − GAAP	$(16,783)	$32,981

Adjustments:
Decrease (increase) in commercial finance investments held for sale	23,443	(19,546)
Changes in operating assets and liabilities	2,058	245
Net cash provided by operating activities of continuing operations as adjusted (1)	$8,718	$13,680

(1)
Management of the Company believes net cash provided by operating activities of continuing operations as adjusted is a useful and appropriate supplement to GAAP net cash (used in) provided by operating activities of continuing operations since it reflects how management views its liquidity and working capital requirements.